UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 28, 2021
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-03262	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Indenture
On June 28, 2021, Comstock Resources, Inc. (the "Company") issued $965 million aggregate principal amount of its 5.875% senior notes due 2030 (the "Notes") in a private placement offering (the "Offering") pursuant to an Indenture, dated as of June 28, 2021 (the "Indenture"), by and among the Company, all of the subsidiaries of the Company and American Stock Transfer & Trust Company, LLC ("AST"), as trustee. All of the Company's subsidiaries agreed to unconditionally guarantee the Company's obligations under the Indenture and Notes.
The Notes will mature on January 15, 2030 and accrue interest at a rate of 5.875% per annum, payable semi-annually on January 15 and on July 15 of each year, commencing on January 15, 2022.
The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company's existing and future senior indebtedness and senior in right of payment to all of the Company's existing and future subordinated indebtedness. The Notes are effectively subordinated to any of the Company's existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including all borrowings under the Company's bank credit facility. The Notes are structurally subordinated to all liabilities of any of the Company's subsidiaries that do not issue guarantees of the Notes.
On or after January 15, 2025, the Company may on one or more occasions redeem the Notes, in whole or in part, upon not less than 10 or more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2025	102.938%
2026	101.958%
2027	100.979%
2028 and thereafter	100.000%
At any time before January 15, 2025, the Company may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings. In addition, prior to January 15, 2025, the Company may redeem the Notes, in whole or in part, upon not less than 10 or more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.
Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
The Indenture contains covenants that limit, among other things, the Company's and its restricted subsidiaries' ability to (1) incur or guarantee additional debt or issue disqualified capital stock, (2) pay dividends or make other distributions on capital stock, (3) repurchase or redeem capital stock, (4) prepay, redeem or repurchase subordinated debt, (5) make certain investments and other restricted payments, (6) create liens, (7) enter into transactions with affiliates, (8) sell assets, (9) issue or sell preferred stock of certain subsidiaries, and (10) engage in mergers or consolidations. These covenants are subject to a number of important exceptions or qualifications.
The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated into this Item 1.01 by reference.
Item 1.02    Termination of a Material Definitive Agreement.
On June 29, 2021 (the "Redemption Date"), the Company completed the previously announced redemption of all $872.9 million outstanding aggregate principal amount of its 9.75% senior notes due 2026 (the "2026 Notes"). The 2026 Notes were issued pursuant to (i) an Indenture dated as of August 3, 2018 by and among the Company, all of the subsidiaries of the Company and AST, as trustee, and (ii) a Base Indenture dated as of June 23, 2020 by an among the Company, all of the subsidiaries of the Company and AST, as trustee, and modified by a First Supplemental Indenture dated as of June 23, 2020 by and among the Company, all of the subsidiaries of the Company and AST, as trustee (collectively, the "2026 Indentures"). The 2026 Notes were redeemed at a redemption price equal to 100% of the principal amount outstanding, plus a "make-whole" premium, plus accrued and unpaid interest on the outstanding principal amount up to, but excluding, the Redemption Date, resulting in a payment of $978.6 million (the "Redemption Price"). As a result, the 2026 Indentures were satisfied and discharged and the Company and the subsidiary guarantors have no further obligations under the 2026 Notes, the related guarantees or the 2026 Indentures. The Company funded the Redemption Price using the proceeds from the Offering of the Notes and cash on hand.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 28, 2021, by and among the Company, each of the guarantor subsidiaries named therein, and American Stock Transfer & Trust Company, LLC for the 5.875% Senior Notes due 2030.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 29, 2021	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer